ASSET PURCHASE AGREEMENT

This Agreement is made and entered into this 28th day of February, 2005, by and between Los Cabos Beverage a Nevada corporation ("Seller"), and /Blaine Wendtland. ("Buyer") The parties hereto are collectively and individually referred to herein as the "Parties."

RECITALS:

WHEREAS, Seller, who is in the business of marketing of nutritional, health and dietary supplements and products along with water, wishes to sell to Buyer its Assets and company stock (sometimes referred to hereinafter as "Business");

WHEREAS, Buyer desires to acquire assets of Seller used in the operation of the business and Seller desires to sell, transfer and assign same to Buyer;

WHEREAS, Blaine Wendtland ("Wendtland") and Gateway Distributors Ltd are the owners of Los Cabos Beverage.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties, intending to be legally bound, agree as follows:

1. Assets to be conveyed. On the Closing Date and at the Closing Place, Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will acquire, purchase and accept all of the following (hereinafter collectively referred to as the "Assets"), free and clear of all debts, liens, security interests, mortgages, trusts, claims, liabilities and encumbrances, except as specifically assumed by Buyer as listed on attached Exhibit A: All accounts payable are the responsibility of the Buyer.
(a) All of the tangible personal property, physical assets and equipment used or intended to be used in the operation of the business, including but not limited to those assets set forth in Exhibit A attached hereto, except for those items of tangible personal property specifically identified as excluded assets on Exhibit A, together with any replacements thereof or additions thereto made between the date hereof and the Closing Date, less any retirements made in the ordinary and usual course of business in connection with the acquisition of similar property or assets of greater or equal value (hereinafter referred to as the "Personal Tangible Assets");
(b) All right, title and interest to any and all rights, licenses, permits, trademark names, websites, authorizations and other intangibles, to the extent lawfully transferable, which are used, useful or intended to be used in the operation of Business listed on Exhibit A Assets.
(c)     Payables are the burden of Buyer and Seller assumes no payables.

2. Excluded Assets, Liabilities and Contracts. Seller shall be solely responsible for, and there shall be no assumption of liability by Seller of, any liabilities, obligations or commitments of Seller of any nature whatsoever.

3. Purchase Price. It is agreed to by all parties that the startup of Los Cabos Beverage does not fit in with the Gateway Distributors Ltd core business model, therefore it is


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determined that it is in the best interest of all parties to discontinue the operation. The disbursements of inventory and equipment will be given to the Buyer who personally paid for these items.

4. Allocation. It is agreed between the Parties hereto that there is no cash being exchanged and no revenues received to date from sale of the product.
Therefore, the   Seller has no obligation regarding taxes and licensing. It will be the Buyer's responsibility going forward to report their federal income tax.

5. Representations, Warranties and Covenants of Seller. Seller represents, warrants and covenants to Buyer that:
(a) Organization and Standing. February 28, 2005 is the official closing date and signature of this agreement which consummates the entire agreement.
(b) Authorization. Seller has full right, power and authority to enter into and perform this Agreement and the transactions contemplated hereby. All necessary corporate action to approve the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby has been taken by Seller, and this Agreement constitutes a valid and binding agreement of Seller enforceable in accordance with its terms;
(c) Personal Property. All of the Personal Tangible Assets are listed and described in Exhibit A, attached hereto.

6. Litigation.  No judgment is issued or outstanding against the Business.   To
the best of Seller's knowledge as of the Closing Date there is no litigation, action, claim, special assessment, suit, fine, judgment, proceeding or investigation pending or outstanding before any arbitrator, forum, court or governmental body, department or agency of any kind, to which Seller or the Business is a party. To the best of Seller's knowledge, no such litigation, action, claim, special assessment, suit, fine, proceeding or investigation is now or on the Closing Date shall be threatened, which might result in any material adverse change in the business, prospects or financial conditions of the Business.

7. Contracts. With respect to the Business, Seller has no existing contract, agreement, lease, commitment or understanding, written or oral, expressed or implied.

8. Absence of Restrictions. The execution, delivery and performance of this Agreement and the transaction contemplated hereby by Seller do not and on the Closing Date will not: (i) violate any material provision of law applicable to Seller or conflict with, result in the termination or breach of any term, condition of provision of, or constitute a default under, the Articles of Incorporation or by-laws of Seller, or of any contract, lease, agreement or other instrument or condition to which Seller is a party or to which the Assets are subject, or result in the creation of any lien, charge, claim, pledge, security interest or encumbrance on any of the Assets; or (iii) cause or result in the advancement or acceleration of maturity of any liability of the Seller or the alteration or modification to the detriment of Buyer of the terms, conditions or provisions of any contract, lease agreement or other instrument or condition by which Seller is bound or to which any of the Assets are subject;

9. Disclosure. Seller has made full disclosure of all material events and facts pertaining to the operation of the Business, of which it has knowledge, including but not limited to any material events and facts pertaining to the operation and business of the Business about which Buyer has requested information. No covenant, representation or warranty by Seller and no written statement, certificate or exhibit furnished or to be furnished by


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
Seller pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statement contained therein not misleading and to provide Buyer with complete and accurate information as to the Business. Moreover, Seller has withheld no material facts of any kind, which might affect the licenses, leases and agreements or any other assets to be acquired.

10. Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:
(a) Authorization. All necessary action to approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken by Buyer, and this Agreement constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms;
(b) Absence of Restrictions. No unwaived contract, agreement or other instrument or condition exists or on the Closing Date will exist which restricts, limits or in any manner materially adversely affects any aspect of this Agreement or the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Buyer do not, and will not at Closing Date, conflict with or result in the termination or breach of any terms, condition or provisions of, or constitute a default under the certificate of incorporation, or any contract, lease agreement or other instrument or condition by which Buyer is bound; and
(c) Litigation. There is no litigation, proceeding or governmental investigation pending and no other judicial or administrative proceedings which would materially adversely affect Buyer's power, authority or ability to enter into this Agreement and to carry out the transactions contemplated hereby, nor any circumstances which might give rise to such proceedings.

11. Condition Precedent to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated hereby is, at Buyer's option, subject to the fulfillment prior to and at the Closing Date of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement or in any statement, exhibit or other document delivered pursuant to this Agreement or in connection with the transaction contemplated hereby shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such time;
(b) Performance. Seller shall have in all material respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to and on the Closing Date;
(c) No Adverse Change. Between the date hereof and the Closing Date, there shall not have been any material adverse change in the Assets or the operations or financial position of the Business (excluding loss of personnel and advertising sales for air time on the Business), which would include the fact that there has not been any action in contemplation of, or which would constitute the basis for, the institution of an insolvency proceeding of any character;
(d) Actions. No action, suit or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or its


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consummation shall have been instituted or threatened on or before the Closing
Date.

12. Indemnification by Buyer.
(a) It is understood and agreed that Seller does not assume, and shall not be obligated to pay, any liability of Buyer under the terms of this Agreement or otherwise, and shall not be obligated to perform any obligations of Buyer of any kind or manner.
(b) Any and all Damages occasioned by, arising out of or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant, or default or nonfulfillment of any agreement on the part of Buyer under this Agreement, or from any certificate, agreement, appendix, schedule or other instrument furnished to Buyer pursuant to this Agreement or in connection with any of the transactions contemplated hereby.

13. Notices. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, Telefax or telecopy mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed, postage prepaid, receipt requested, to the addresses set forth below or to such other address or to such other persons as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number and an appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when actually received at such address.

If to Seller:
Gateway Distributors LTD
3220 Pepper Lane
Las Vegas, Nevada 89120

If to Buyer:
Blaine Wendtland
P.O. Box 149
Las Vegas, Nevada 89103

14. Confidentiality. The Parties agree to use their best efforts to keep confidential any and all information furnished to either of them by a party in the course of the negotiations and the business, technical and legal reviews, except such information as may be available to the public or to the other party from another source not under an obligation of confidentiality. In this regard, the Parties agree to execute and be bound by such written confidentiality agreements as shall be reasonably requested by either party.

15. Exhibits. Exhibit A attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth therein.

16. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada

17. Entire Agreement. This Agreement, including the attached exhibit and agreements, shall constitute the full and entire understanding of the Parties with respect to the


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subject matter hereof, and any prior agreement or understanding concerning the same is hereby terminated and canceled in its entirety and is of no further force and effect.

18. Attorneys' Fees for Actions under This Agreement. If any suit, action or proceeding is commenced by either party to this Agreement against the other to obtain any relief by reason of any alleged breach of the representations, warranties, indemnities or covenants contained in this Agreement, or to enforce any of the provisions of this Agreement, or to determine either or both of the Parties' rights, duties or obligations hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and all costs and expenses relating to such suits, actions or proceedings.

19. Closing Date and Location. The Closing Date shall occur on February 28, 2005. The location of the Closing (the "Closing Place") shall be at Sellers office, unless mutually agreed otherwise. In the event terms are not agreed to by both parties on this date the agreement will be null and void.

20. Binding Effect. This Agreement is binding upon and shall inure to the benefit of the Parties hereto, their respective insurers, agents, administrators, employees, representatives, partners, officers, directors, shareholders, affiliates, joint ventures, attorneys, assigns, heirs and successors in interest.

21. Warranty of Signatories. Each of the persons signing this Agreement on behalf of an entity warrants and represents that he has the right, power, legal capacity and authority to execute this Agreement on behalf of such entity, without the concurrence or approval of any other person, any entity or any Court, and to thereby bind such entity to this Agreement.

22. Assignability. This Agreement cannot be assigned without approval from the non-requesting party, and which consent shall not be unreasonably withheld or delayed.


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on February 28, 2005. This agreement will be in effect on March 5, 2005 and is final and binding and supercedes all previous agreements.


"BUYER"

Blaine Wendtland

                                        Date:
-----------------------------------           -----------------------
By: Blaine Wendtland

"SELLER"

Gateway Distributors LTD


By:                                     Date
-----------------------------------          ------------------------
   RICHARD BAILEY, President


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
                   EXHIBIT A

   Los Cabos Beverage as of February 23, 2005


ASSETS
------

Item Identification                     Value
2 CB 416 Color Thermal Printer       $ 34,769.00

1 Avery 5600 automatic labeler          9,300.00

1 Collection Table                      3,200.00

Trailer single axle US Cargo            1,600.00

Water Inventory Nevada Water            7,500.00

Graphics, artwork, molds                6,500.00

Flyers & Marketing materials            7,390.00

Trademark, Goodwill etc.              100,000.00
                                     -----------

Total                                $170,259.00


ACCOUNTS PAYABLE
----------------

Thermal Printer                      $ 19,769.00


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